DICKINSON
    WRIGHT PLLC
                                           500 WOODWARD AVENUE, SUITE 4000
                                           DETROIT, MICHIGAN  48226-3425
                                           TELEPHONE:  (313) 223-3500
                                           FACSIMILE:  (313) 223-3598
                                           http://www.dickinson-wright.com


                                           THOMAS D. HAMMERSCHMIDT JR.
                                           thammers@dickinson-wright.com
December 16, 1999                          (313) 223-3536


Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

     With respect to Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Municipal Fund Series, Inc., we have reviewed the material relative to Michigan Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

     We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "Michigan Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                  Very truly yours,




                                                  /s/Dickinson Wright PLLC
                                                  Dickinson Wright PLLC




DETROIT  436952



                               Counsellors At Law


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